Exhibit 1.1

1,377,000 SHARES

BRIDGE BANCORP, INC.

COMMON STOCK

PLACEMENT AGENCY AGREEMENT

December 15, 2011

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, NY 10022

As Placement Agent

Ladies and Gentlemen:

Bridge Bancorp, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell 1,377,000 shares (the “Shares”) of common stock, $0.01 par value (the “Common Stock”), directly to certain investors (collectively, the “Investors”). The Company desires to engage you as its placement agent (the “Placement Agent”) in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms that the Placement Agent, in connection with its duties in such capacity, is authorized to distribute or cause to be distributed the Base Prospectus and the Prospectus (as hereinafter defined) (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Placement Agent).

1.      Agreement to Act as Placement Agent, Delivery and Payment. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this placement agency agreement (this “Agreement”):

(a)          The Placement Agent agrees to act as the Company’s exclusive placement agent in connection with the issuance and sale, on a reasonable efforts basis, by the Company of the Shares to the Investors. The Company acknowledges and agrees that the Placement Agent’s engagement hereunder is not an agreement by the Placement Agent or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. As compensation for their services hereunder, the Company agrees to pay on the Closing Date (as defined below) to the Placement Agent by wire transfer of immediately available funds 3.5% of the proceeds received by the Company from the sale of the Shares.

(b)          Delivery of the Shares shall be made at a closing (the “Closing”) at the offices of Gaeta & Eveson, P.A., at 10:00 a.m., eastern time, on the Closing Date to take place on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange

Act of 1934 (the “1934 Act”)), as mutually agreed by the parties, after the determination of the sales price of the Shares (such time and date of payment and delivery being herein called the “Closing Date”). All actions taken at the Closing shall be deemed to have occurred simultaneously.

(c)          Payment of the purchase price for the Shares shall be made by the Investors directly to the Company by wire transfer in immediately available funds to Bridge Bancorp, Inc., upon delivery of the Shares through the facilities of The Depository Trust Company, to the Investors, and shall be registered in such name or names and shall be in such denominations, as the Investors may request at least one business day before the Closing Date.

(d)          The several purchases of the Shares by the Investors shall be evidenced by the execution of one or more purchase agreements each substantially in the form attached hereto as Exhibit A (each, a “Purchase Agreement” and, collectively, the “Purchase Agreements”).

(e)          Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Shares (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agent.

2.      (a)          The Company represents and warrants to the Placement Agent as of the date hereof, and as of the Closing Date, as follows:

(i)                            The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”) with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-160240), in respect of the Company’s Common Stock (including the Shares) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on July 10, 2009; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement pursuant to the 1933 Act, each as amended at the time such part of the registration statement became effective pursuant to the 1933 Act (the “Effective Date”), are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the 1934 Act and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual, quarterly, or current report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(ii)                           On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and the Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the 1933 Act and the published rules and regulations thereunder (the “Rules”) adopted by the Commission and the 1934 Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to in the first sentence of this paragraph 2(a)(ii) above, neither the Registration Statement nor any amendment thereof or supplement thereto, contained or will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(iii)                          No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Base Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Rules and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)                         For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement. The Base Prospectus, Prospectus Supplement, the Prospectus, and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares and the aggregate number of Shares up to which the Company will offer, the “General Disclosure Package”) as of each Applicable Time and the Closing Date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)                          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the General Disclosure Package and the Prospectus, (a) at and as of the time the Registration Statement became effective, (b) at and as of the Applicable Time, (c) at and as of the time the Prospectus was issued and (d) at and as of the Closing Date, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi)                         [Reserved]

(vii)                        This Agreement and each Purchase Agreement have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party hereto, constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.  The Company has full power and authority to enter into this Agreement and each Purchase Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each Purchase Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken;

(viii)                       Neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package, and the Prospectus or as would not have nor be reasonably expected to have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(ix)                         The Company and its subsidiaries have good and marketable title in fee simple to all real property material to the respective businesses of the Company and its subsidiaries and good and marketable title to all personal property material to the respective businesses of the Company and its subsidiaries owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries and material to the respective businesses of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries have valid and marketable rights to lease or otherwise use all items of personal property material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(x)                          The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept is recognized) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xi)                         Each subsidiary of the Company either has been duly organized and is validly existing as a corporation or business trust, or has been duly chartered and is validly existing as a national banking association, in each case in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept is recognized) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the activities of the subsidiaries of The Bridgehampton National Bank, a national banking association (the “Bank”), are permitted to subsidiaries of a national banking association under applicable law, and the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and, except for preferred stock issued by Bridgehampton Community, Inc., are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, or claim; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than as set forth in each of the Registration Statement, the General Disclosure Package, and the Prospectus;

(xii)                        The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the captions “Description of Our Capital Stock” and “Description of Securities,” and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws and conform to the description of the capital stock contained in each of the General Disclosure Package and the Prospectus under the captions “Description of Our Capital Stock” and “Description of Securities”; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(xiii)                       The Shares to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the common stock contained in each of the General Disclosure Package and the Prospectus under the captions “Description of Our Capital Stock” and “Description of Securities”; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xiv)                       Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company’s equity compensation programs and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person;

(xv)                        Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided that this exception shall not apply to clause (B)(1)(x) below), (A) the execution and delivery of this Agreement, the issue and sale of the Shares by the Company and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), and (B) no such action will (1) result in any violation of (x) the provisions of the certificate of incorporation or charter (as applicable) or by-laws of the Company or any of its subsidiaries or (y) any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or (2) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any subsidiary pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the execution and delivery of this Agreement, the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act and the 1934 Act, of the Shares, as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under foreign and state securities or Blue Sky laws in connection with the issuance and sale of the Shares by the Company through the Placement Agent.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(xvi)                       Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or charter, as applicable, or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xvii)                      The statements set forth in the General Disclosure Package under the captions “Description of Securities” and “Description of Our Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, are accurate and complete;

(xviii)                     The financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified.  Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein.  The selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the rules and regulations thereunder or GAAP;

(xix)                       The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(xx)                        The Company has established and maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act).  Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established.  The Company’s independent registered public accounting firm and the audit committee of the board of directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company’s internal control over financial reporting;

(xxi)                       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management and applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in substantial compliance with all Regulatory Agreements, and to the Company’s knowledge there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits;

(xxii)                      Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “FRB”), the Office of the Comptroller of the Currency (the “OCC”), and the FDIC) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxiii)                     Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, or to the Company’s knowledge now pending or threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the 1933 Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxiv)                     Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failures so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxv)                      The Company and its subsidiaries: (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except for any such matter in clauses (a)-(e) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or to the Company’s knowledge contemplated or threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(xxvi)                     There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or within the past ten years owned, operated or leased by the

Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure;

(xxvii)                    The statistical and market related data contained in each of the General Disclosure Package, the Prospectus and the Registration Statement are based on or derived from reliable and accurate sources;

(xxviii)                   Neither the Company nor, to the knowledge of the Company, any affiliate of the Company nor, to the knowledge of the Company, any person acting on their behalf has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxix)                     The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(xxx)                      Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(xxxi)                     Crowe Horwath LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus is, to the knowledge of the Company, an independent registered public accounting firm as required by the 1933 Act and the 1934 Act, the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder, and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company;

(xxxii)                    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in each of the General Disclosure Package and the Prospectus;

(xxxiii)                   The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the business in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which the Company has received notice that any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made to continue such insurance; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxiv)                  The Company (A) has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus and (B) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, in the case of each of clause (A) and (B), except as set forth or contemplated in each of the General Disclosure Package and the Prospectus and except as does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxxv)                   No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth or contemplated in the Registration Statement or each of the General Disclosure Package and the Prospectus;

(xxxvi)                  Except as would not reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of its subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations including with ERISA and the Internal

Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any “employee benefit plan” established or maintained by the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates; none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification; to the Company’s knowledge, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any “employee benefit plan” established or maintained by the Company or any of its subsidiaries; none of the following events has occurred: (x) a material increase in the aggregate amount of contributions required to be made to all “employee benefit plans” subject to Title IV of ERISA by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; and for purposes of the foregoing, “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b) and (c) of the Code of which the Company or such subsidiary is a member;

(xxxvii)                 The Company and its subsidiaries own, or have valid, binding enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the General Disclosure Package and the Prospectus or otherwise necessary or used in connection with the commercialization of the existing products of the Company and its subsidiaries and the products described in each of the General Disclosure Package and the Prospectus as being under development (collectively, the “Company Intellectual Property”); except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Company or any of its subsidiaries is unenforceable or invalid, and none of the patent applications owned or licensed by the Company or any of its subsidiaries would be unenforceable or invalid if issued as patents; (ii) the Company and its subsidiaries, and to the Company’s knowledge, their licensors, have complied with the duty of candor and disclosure of the U.S. Patent and Trademark Office and any similar foreign intellectual property office (collectively, the “Patent Offices”); (iii) neither the Company nor its subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries; (iv) neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in each of the General Disclosure Package and the Prospectus; no person has asserted or, to the Company’s knowledge, threatened to assert any claim against, or notified, the Company (or any of its subsidiaries) that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course); to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect;

(xxxviii)                Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxix)                  To the knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required;

(xl)                         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the Company’s knowledge, pending or threatened;

(xli)                        No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders,

customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act to be described in each of the General Disclosure Package and the Prospectus and that is not so described;

(xlii)                       Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses;

(xliii)                      The Company and, to the knowledge of the Company, each of the Company’s directors and officers, in their capacities as such, is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; and the Company is in compliance with the applicable rules and regulations of the Nasdaq Stock Market, Inc. (“Nasdaq Stock Market”);

(xliv)                      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xlv)                       The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(xlvi)                      The information contained in the Registration Statement, the General Disclosure Package, and the Prospectus that constitutes “forward-looking” information within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief or estimate of the matters described therein;

(xlvii)                     Any certificate signed by any officer of the Company and delivered to the Placement Agent or counsel for the Placement Agent in connection with the sale of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to the Agent and shall be deemed to be a part of this Section 1 and incorporated herein by this reference;

(xlviii)                    Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the 1933 Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement; and except as disclosed in the Prospectus and the General Disclosure Package, the Company has not sold or issued any security during the six-

month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the 1933 Act, other than employee benefit plans, qualified stock option plans or employee compensation plans, pursuant to outstanding options, rights or warrants as described in the Prospectus and the General Disclosure Package or under the Company’s dividend reinvestment plan;

(xlix)                      To the extent required, the Shares have been approved for listing on The Nasdaq Global Select Market (“Nasdaq GSM”), subject to notice of issuance;

(l)                            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(li)                           The conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied, and the Company is not an “ineligible issuer” (as defined in Rule 405);

(lii)                          The Company has paid the registration fee for the offering of the Shares pursuant to Rule 456(a) under the 1933 Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein); and

(liii)                         With respect to stock options granted to employees, consultants and directors of the Company and its subsidiaries (the “Stock Options”) pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, (ii) each such grant was made in all material respects in accordance with the terms of the applicable Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq GSM and any other exchange on which Company securities are traded, and (iii) the Stock Options have been properly accounted for in accordance with GAAP in the financial statements of the Company and, to the extent required by applicable laws, disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws.

(b)          The Bank represents and warrants as of the date hereof, and as of Closing Time, and agrees with the Placement Agent that:

(i)                            The Bank has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus;

(ii)                           Neither the Bank nor any of its subsidiaries is in violation of its articles of incorporation, by-laws or other charter documents or, except as would not reasonably be expected to have a Material Adverse Effect, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Bank or any of its subsidiaries is subject; and

(iii)                          The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except in each case as would not reasonably be expected to have a Material Adverse Effect.

3.      Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent are subject to each of the following terms and conditions:

(a)          The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Placement Agent.

(b)          The representations and warranties of the Company and the Bank contained in this Agreement and in the certificates delivered pursuant to Section 3(c) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Closing Date.

(c)          The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of the Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein on its part to be performed or satisfied hereunder prior to or as of the Closing Date; and (iii) there has been no Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented.

(d)          The Placement Agent shall have received, at the time this Agreement is executed and on the Closing Date, a signed letter from Crowe Horwath LLP addressed to the Placement Agent and dated, respectively, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Placement Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)          The Placement Agent shall have received on the Closing Date from Luse Gorman Pomerenk & Schick, P.C., counsel for the Company, a written opinion, addressed to the Placement Agent and dated the Closing Date in form and substance reasonably satisfactory to the Placement Agent, to the effect set forth in Exhibit B hereto.

(f)          The Placement Agent shall have received on the Closing Date from Gaeta & Eveson, P.A., counsel for the Placement Agent, an opinion, addressed to the Placement Agent and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(g)          The Placement Agent shall have received on the Closing Date the “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Placement Agent and each executive officer and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof.

(h)          The Shares shall have received approval for listing on the Nasdaq GSM on or prior to the Closing Date, subject only to official notice of issuance.

(i)            The Company shall have furnished or caused to be furnished to the Placement Agent such further certificates or documents as the Placement Agent shall have reasonably requested.

4.      Covenants of the Company.

(a)          The Company covenants and agrees as follows:

(i)            The Company shall prepare the Prospectus in a form approved by the Placement Agent and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii)           The Company shall promptly advise the Placement Agent in writing, during any period when the General Disclosure Package or the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the General Disclosure Package or the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement, the General Disclosure Package or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the General Disclosure Package or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not, during such period as the Prospectus (or if, at any time when the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to Investors) would be required by law to be delivered in connection with sales of the Shares in connection with the offering contemplated by this Agreement, file any amendment to the Registration Statement or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Placement Agent a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Placement Agent reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          If, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)         The Company shall make generally available to its security holders and to the Placement Agent as soon as practicable, an earning statement which shall satisfy the provisions of Section 11(a) of the 1933 Act or Rule 158 of the Rules.

(v)          The Company shall furnish to the Placement Agent and counsel for the Placement Agent, without charge, a copy of the Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by a placement agent or dealer may be required by the 1933 Act or the Rules, as many copies of the General Disclosure Package and the Prospectus and any amendments thereof and supplements thereto as the Placement Agent may reasonably request. If applicable, the copies of the Registration Statement, the General Disclosure Package and Prospectus and each amendment and supplement thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)         The Company shall cooperate with the Placement Agent and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Placement Agent may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii)        The Company, during the period when the Prospectus is required to be delivered under the 1933 Act and the Rules or the 1934 Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the regulations promulgated thereunder.

(viii)       On or before the Closing Date, the Company shall make all filings required under applicable securities laws and by the Nasdaq Stock Market.

(ix)         Prior to the earlier of the termination of this Agreement or the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the offering of the Shares without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

(x)          The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(xi)         For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the 1933 Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent, other than (a) the Shares to be sold hereunder and (b) the issuance and sale by the Company of shares of Common Stock pursuant to any stock incentive plan of the Company in effect at the Closing Date as described or contemplated in the Prospectus.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Placement Agent and each individual subject to the lock-up letters described in Section 3(h) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(b)          The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the following costs and expenses: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, the General Disclosure Package, the Prospectus, all amendments and supplements to the Registration Statement, the General Disclosure Package and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vi); (iii) the furnishing (including costs of shipping and mailing) to the Placement Agent of copies of the General Disclosure Package, the Prospectus and all amendments or supplements to the General Disclosure Package and the Prospectus, and of the several documents required by this Section 4 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iv) the filing fees of FINRA in connection with its review of the terms of the offering; and (v) inclusion of the Shares for quotation on the Nasdaq GSM. Subject to the provisions of Section 7, the Placement Agent agrees to reimburse, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Placement Agent under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and expenses of its legal counsel (up to a maximum of $200,000 in the aggregate).

5.            Indemnification.

(a)          The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee, partner, agent or affiliate of the Placement Agent against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the General Disclosure Package, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          The Placement Agent agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any and all losses, claims, damages and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein (it being understood that the Company acknowledges that no such information exists); provided, however, that the obligation of the Placement Agent to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of placement agent fees actually received by the Placement Agent pursuant to this Agreement.

(c)          Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related but the omission to so notify such indemnifying party of any such action, suit or proceeding shall only relieve it from liability to the extent that it was prejudiced by the failure to give such notice and shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of one counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6.      Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, the Placement Agent shall not be required to contribute any amount in excess of the amount of placement agent fees actually received by the Placement Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee, partner, agent or affiliate of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company.

Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7.      Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date by the Placement Agent by notifying the Company at any time at or before the Closing Date in the absolute discretion of the Placement Agent if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Placement Agent, will in the future materially disrupt, the securities markets, or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Placement Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Placement Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Placement Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Placement Agent, and the Placement Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Placement Agent because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with this Agreement and the proposed sale of the Shares or in contemplation of performing their obligations hereunder (up to a maximum of $200,000 in the aggregate).

(c)  This Agreement shall terminate automatically if the Closing shall not have occurred on or before December 23, 2011.

8.     Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, and the Placement Agent, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Placement Agent or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 4(b), 5, 6, 7, and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Placement Agent, the Company, and the Investors (in accordance with the terms of the Purchase Agreement), which Investors shall be third party beneficiaries hereof, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Placement Agent, the Investors, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any Investor merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, if to the Placement Agent:

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, NY 10022

Fax No. (212) 466-7996

Attention: General Counsel

Copy to:

Gaeta & Eveson, P.A.

700 Spring Forest Road, Suite 335

Raleigh, NC 27609

Fax No. (919) 518-2146

Attention: Anthony Gaeta, Jr., Esq.

and if to the Company, to:

Bridge Bancorp, Inc.

2200 Montauk Highway

Bridgehampton, NY 11932

Fax No. (631) 537-1835

Attention: Howard H. Nolan

Copy to:

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, NW

Suite 780

Washington, D.C. 20015

Fax No. (202) 362-2902

Attention: John J. Gorman, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on following page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Agent, the Company and the Bank. Very truly yours,

BRIDGE BANCORP, INC.

By:	/s/ Kevin M. O’Connor

Name:	Kevin M. O’Connor

Title:	President and CEO

THE BRIDGEHAMPTON NATIONAL BANK

By:	/s/ Kevin M. O’Connor

Name:	Kevin M. O’Connor

Title:	President and CEO

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Jennifer Docherty

Name:	Jennifer Docherty

Title:	Authorized Signatory

Exhibit A

PURCHASE AGREEMENT

Ladies and Gentlemen:

The undersigned entities set forth on Schedule I hereto (each an “Investor”), hereby confirm and agree with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as of December 15, 2011, by and among Bridge Bancorp, Inc., a New York corporation (the “Company”), and each Investor.

2. The Company has authorized the sale and issuance of up to 1,377,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), to certain investors (the “Offering”). The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-160240) which became effective on July 10, 2009, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).

3. The Company and each Investor agree that such Investor will purchase from the Company and the Company will issue and sell to such Investor the number of Shares, set forth opposite such Investor’s name on Schedule I hereto, at a purchase price per share as set forth on the signature page hereto, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Each Investor acknowledges that the offering is not being underwritten by the placement agent (the “Placement Agent”) named in the General Disclosure Package and the Prospectus (each as defined below). Certificates representing the Shares purchased by each Investor will not be issued to such Investor; instead, such Shares will be credited to each Investor using customary book-entry procedures through the facilities of The Depository Trust Company (“DTC”).

4. Each Investor represents that, except as set forth on Schedule II hereto, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, and (b) after giving effect to the Offering, and assuming the accuracy of the Company’s representations and warranties and the satisfaction of all closing conditions set forth in this Agreement and the Placement Agency Agreement (as defined below), neither the undersigned Investor nor any group of Investors of which the undersigned Investor is a part for purposes of applicable banking regulations, in connection with the offering of the Shares will acquire, or obtain the right to acquire, 9.9% (unless the Investor is a bank holding company, in which case the limit shall be 4.9%) or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company.

5. Each Investor hereby confirms receipt of the Company’s base prospectus, dated July 10, 2009 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated December 15, 2011 (together, the “Prospectus”), distributed by email to each Investor with this Agreement. Each Investor confirms that it had full access to the Prospectus and the information incorporated by reference therein and was fully able to download, print, read and review such documents.

1

The Prospectus does not contain any material non-public information other than the terms of the Offering.  Each Investor acknowledges that it will be required to bear the cost, if any, of printing the Prospectus delivered to it by email.

2

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:
INVESTOR

By:

Name:

Aggregate number of Shares:

Price per Share:

Aggregate Purchase Price:

Manner of Settlement of the Shares (check one):
DWAC (see Exhibit A for instructions)
DVP (see Exhibit B for instructions)
BRIDGE BANCORP, INC.
a New York corporation

By:

Name:

Title:

3

SCHEDULE I

SCHEDULE OF INVESTORS

Investor	Name in which book- entry should be made (if different)	Investor Address, Telephone, and Contact Person	Aggregate Number of Shares	Aggregate Purchase Price	Tax ID Number	Name of Broker, Telephone, and Contact Person/Internal Account Number	DTC Participant Number of Broker

1.

2.

3.

4.

5.

6.

7.

8.

Sch. I-1

SCHEDULE II

Sch. II-1

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of Shares. The Company has authorized the sale of up to 1,377,000 Shares. The Company reserves the right to increase or decrease this number.

2. Agreement to Sell and Purchase the Shares; Subscription Date.

2.1 Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to each Investor, and each Investor will purchase from the Company, the number of Shares set forth opposite such Investor’s name on Schedule I of this Agreement at the purchase price set forth therein.

2.2 The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them, and the Company agrees that the agreements with the Other Investors will not contain any terms or provisions more favorable to such Other Investors than are contained in this Agreement. (Each Investor and the Other Investors are hereinafter collectively referred to as the “Investors,” and this Agreement and the purchase agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Company may accept or reject any one or more Agreements in its sole discretion.

2.3                            The Company has entered into a Placement Agency Agreement, dated December 15, 2011 (the “Placement Agency Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by each Investor, which shall be third party beneficiaries thereof.  The Company represents and warrants that a true and correct copy of the Placement Agency Agreement is attached hereto as Exhibit C.

3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur on December 20, 2011 at 10:00 a.m. (eastern time) or at such later date and time as the parties hereto may agree upon (such date and time of payment being herein called the “Closing Time”), at the offices of the Placement Agent’s counsel. At the Closing, (i) the Company shall cause its transfer agent to deliver to each Investor the number of Shares as is set forth opposite such Investor’s name on Schedule I of this Agreement (such Shares shall be registered in the name of such Investor or as otherwise set forth on Schedule I of this Agreement) and (ii) each Investor shall pay its respective aggregate purchase price to the Company for the Shares to be issued and sold to such Investor at the Closing.  The Shares shall not bear any restrictive or other legends (electronic or otherwise).  If an Investor chooses to settle via Deposit/Withdrawal At Custodian (“DWAC”) (by checking the appropriate space on such Investor’s signature page hereto), then as between the Company and such Investor, the provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein. If an Investor chooses to settle delivery versus payment (“DVP”) (by checking the appropriate space on such Investor’s signature page hereto), then as between the Company and

Annex I-1

such Investor, the provisions set forth in Exhibit B hereto shall be incorporated herein by reference as set forth fully herein.

The Company’s obligation to issue and sell the Shares to each Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of funds in the full amount of the purchase price for the Shares being purchased; (b) completion of the purchases and sales of Shares under the Agreements that may be executed with the Other Investors; and (c) the accuracy of the representations and warranties made by each Investor and the fulfillment of those undertakings of each Investor to be fulfilled prior to the Closing.

Each Investor’s obligation to purchase the Shares shall be subject to: (i) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing, including, without limitation, those contained in this Agreement and the Placement Agency Agreement; (ii) the sale by the Company of 1,377,000 Shares at the same price per share pursuant to the Agreements; (iii) the purchase of such Shares shall not cause such Investor, together with any person whose Company securities would be aggregated with such Investor’s Company securities for purposes of bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which would represent more than 9.9% of the voting securities of the Company outstanding at such time; and (iv) the condition that the Placement Agent shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied without waiver thereof.

4. Representations and Warranties.

4.1 Representations and Warranties by the Company. The Company represents and warrants to each Investor as of the date hereof and as of the Closing Time referred to in Section 3 hereof, and agrees with each Investor, as follows:

(a) Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-160240), in respect of the Company’s Common Stock (including the Shares); such registration statement became effective on July 10, 2009; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective (the “Effective Date”), are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, and the date any supplement or amendment to the Prospectus is filed with the Commission and at the Closing Time, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates and times referred to in the first sentence of this paragraph, neither the Registration Statement nor any amendment thereof or supplement thereto, contained or will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Base Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of the applicable Investor’s delivery of a signed copy of this Agreement. The Base Prospectus and any applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and the Closing Time, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the General Disclosure Package and the Prospectus, (a) at and as of the time the Registration Statement became effective, (b) at and as of the Applicable Time, (c) at and as of the time the Prospectus was issued and (d) at and as of the Closing Time, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in each of the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(d) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated direct or indirect subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its consolidated direct or indirect subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its direct or indirect subsidiaries considered as one enterprise, and

(C) except for cash and stock dividends on the Common Stock as described in each of the Registration Statement, the General Disclosure Package and the Prospectus in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(e) Good Standing of the Company and the Bank. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).   The Bridgehampton National Bank (“Bridge Bank”) is the Company’s only subsidiary banking institution.  Bridge Bank is a national bank duly organized, validly existing and in good standing (to the extent required) under federal law.  The deposits of Bridge Bank are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  Bridge Bank is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of stock therein.  The Company owns all of the capital stock of Bridge Bank free and clear of any and all liens and encumbrances, and all the issued and outstanding shares of capital stock of Bridge Bank are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(f)                                Capitalization. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(g)                             Authorization of Agreements. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Placement Agency Agreement and the Agreements and the issuance and sale of the Shares by the Company. Placement Agency Agreement and the Agreements have been duly and validly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matters of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(h) Authorization and Description of Shares. The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in each of the General Disclosure Package and the Prospectus in all material respects and such description conforms to the rights set forth in the Certificate of Incorporation of the Company; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(i)                                 Absence of Defaults and Conflicts. (a) Neither the Company nor Bridge Bank is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or Bridge Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or Bridge Bank is subject (collectively, “Agreements and Instruments”), except for such default that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or Bridge Bank or any of their assets, properties or operations, except for such violation that would not, individually or in the aggregate, have a Material Adverse Effect; (b)(i) and the execution, delivery and performance of the Placement Agency Agreement and the Agreements and the consummation of the transactions contemplated herein and therin and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Bridge Bank pursuant to, the Agreements and Instruments, (ii) nor will such action result in any violation of the provisions of the charter or by laws of the Company or Bridge Bank, (iii) nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or Bridge Bank or any of their assets, properties or operations, except for such violation that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Bridge Bank.

(j)                                Regulatory. The Company and Bridge Bank are in compliance with all laws, rules and regulations of, or administered or promulgated by, the Office of the Comptroller of Currency (the “OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and any other federal or state bank, insurance or other financial regulatory authorities (collectively with the OCC, FDIC and the Federal Reserve Board, the “Regulatory Authorities”) with jurisdiction over the Company or Bridge Bank to the extent such laws or regulations apply to the Company or Bridge Bank, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor Bridge Bank is a party to any written agreement or memorandum of understanding with, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Regulatory Authority which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding or similar submission, or any such board resolutions; the deposit accounts of Bridge Bank are insured with the FDIC up to applicable limits to the fullest extent permitted by law; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or Bridge Bank, threatened.

(k) Listing. The Company’s Common Stock has been registered pursuant to Section 12 of the 1934 Act and is listed on the Nasdaq Global Select Market (the “Nasdaq GSM”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration or listing of the Common Stock from the Nasdaq GSM, nor has the Company received any notification that the Commission or the Nasdaq GSM is contemplating terminating such registration or listing. The outstanding shares of the Common Stock have been approved for listing and at the Closing Time, the Shares being sold hereunder shall have been approved for listing, subject only to official notice of issuance, on the Nasdaq GSM.

(l) Regulation M Compliance. The Company has not, and to its actual knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Shares and as disclosed in the General Disclosure Package.

(m) Disclosure. Except with respect to the material terms and conditions of the Offering, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

5. Representations, Warranties and Covenants of each Investor.

5.1 Each Investor represents and warrants that it has received and read the Company’s General Disclosure Package.

5.2 Each Investor, if outside the United States, will comply with all laws and regulations applicable to it in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.3 Each Investor further represents and warrants to, and covenants with, the Company that (i) such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

5.4 Each Investor understands that nothing in the General Disclosure Package, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5.5 From and after obtaining the knowledge of the sale of the Shares contemplated hereby, such Investor has not taken, and prior to the public announcement of the transaction such Investor shall not take, any action that has caused or will cause such Investor to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock, whether or not, directly or indirectly, in order to hedge its position in the Shares.

6. Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. (eastern time) on the date hereof, issue a press release disclosing the material terms of the Offering, and file a Current Report on Form 8-K disclosing the material terms of the Offering and including as an exhibit thereto the press release, which Current Report on Form 8-K, or a Current Report on Form 8-K filed within four business days of the date of this agreement, shall include the Placement Agency Agreement and the form of this Agreement as exhibits thereto.  From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to any of the Investors by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the Offering. The Company shall not disclose the name of any Investor or any affiliate or investment adviser of any Investor in any press release or other public statement about the Offering, except if such disclosure is required by law, in which case the Company shall promptly provide the other party with prior notice of such public statement or communication.

7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Investor herein and, with respect to the Company, in the Placement Agency Agreement, shall survive the execution of this Agreement, the delivery to such Investor of the Shares being purchased and the payment therefor for a period of one year from the Closing Date.

8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

if to the Company, to:

Bridge Bancorp, Inc.

2200 Montauk Highway

Bridgehampton, NY 11932

Fax No. (631) 537-1835

Attention: Howard H. Nolan

if to an Investor, at its address on Schedule I hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Investor.  Any modification or amendment to Section 2 (Representations and Warranties of the Company), Section 3 (Conditions of Placement Agent’s Obligations), and Section 8 (as to the representations and warranties of the Company surviving delivery and payment of the shares and as to the Investors being third party beneficiaries of portions of the Placement Agency Agreement) of the Placement Agency Agreement, and any modification or amendment to the Placement Agency Agreement that is material and adverse to the Investors, shall require the prior written consent of the Investors.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

14. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein.

15.  Termination.  In the event the Placement Agency Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

TO BE COMPLETED BY INVESTOR

SETTLING VIA DWAC

Delivery by electronic book-entry at The Depository Trust Corporation (“DTC”), registered in the name of such Investor or as otherwise set forth on Schedule I of this Agreement to which this Exhibit A is attached, and released by Registrar and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing.

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

NO LATER THAN 9:00 A.M. EASTERN TIME ON DECEMBER 20, 2011, THE INVESTOR SHALL:

(I)                                DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) ON THE CLOSING DATE INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)                          REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Bridge Bancorp, Inc.

Please CLEARLY INDICATE ON THE WIRE:

(i)                                  the name of the originator (i.e., the Investor); and

(ii)                              the beneficiary, Bridge Bancorp, Inc.

Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by Bridge Bancorp, Inc.

Exhibit B

TO BE COMPLETED BY INVESTOR

SETTLING VIA DVP

Delivery versus payment (“DVP”) through the Depository Trust Corporation (“DTC”)  (i.e., the Company shall deliver Shares registered in the name of such Investor or as otherwise set forth on Schedule I of this Agreement to which this Exhibit B is attached and released by Registrar and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing directly to the account(s) identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC).

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

NO LATER THAN ONE (1) BUSINESS DAY PRIOR TO THE CLOSING DATE, THE INVESTOR SHALL:

(I)                                NOTIFY THE COMPANY OF THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)                        CONFIRM THAT THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

INSTRUCTION SHEET FOR INVESTOR - PRICING

(to be read in conjunction with the entire Purchase Agreement)

1.            Completing Purchase Agreement

Print all the information regarding the Investor requested on:

(i) Schedule I to the Purchase Agreement to facilitate the Closing and the electronic delivery of the Shares;

(ii) Schedule II; and

(iii) the signature page to the Purchase Agreement

The Purchase Agreement must be executed by an individual authorized to bind the Investor.

2.            Delivering Purchase Agreement

 (i) FAX OR EMAIL COPIES of (1) Schedule I, see (1)(i) above, (2) Schedule II, see (1)(ii) above AND (2) the signature page, see (1)(iii) above.

By 1:00 p.m. Eastern Time on December       , 2011, return via facsimile or email signed copies of the Purchase Agreement to each of the following persons:

Bridge Bancorp, Inc.

2200 Montauk Highway

Bridgehampton, NY 11932

Fax No. (631) 537-1835

Email: hnolan@bridgenb.com

Attention: Howard H. Nolan

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, NW

Suite 780

Washington, D.C. 20015

Fax No. (202) 362-2902

Email: jgorman@luselaw.com

Attention: John J. Gorman, Esq.

 (ii) MAIL ORIGINAL

Please deliver the originally signed documents to Bridge Bancorp, Inc., at the address above via overnight delivery.

3.            A copy of the Purchase Agreement signed by the Company will be delivered to the Investor at a later date

Exhibit C

Lock-Up Agreement

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, NY  10022

Re:                         Bridge Bancorp, Inc.

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock (“Common Stock”) of Bridge Bancorp, Inc. (the “Company”), or securities convertible into or exchangeable or exercisable for Common Stock.  The Company proposes to carry out an offering of Common Stock of the Company (the “Offering”) for which you will act as placement agent.  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into a placement agency agreement with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant (each a “Disposition”) any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, “Securities”) now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) for grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (iii) sales of stock to the Company through withholding in connection with the vesting of restricted stock awards to settle tax withholding obligations, or (iv) with the prior written consent of Sandler O’Neill & Partners, L.P., for a period commencing on the date hereof and continuing to a date 90 days after the offering has been closed (the “Lock-up Period”).  The foregoing restriction has been expressly agreed to preclude the undersigned holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the holder.  Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its composition or value from Securities.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.  This letter agreement shall terminate and be of no further force and effect upon a decision by Sandler O’Neill & Partners, L.P. or the Company not to proceed with the Offering.

Dated:

[Signature]

Printed Name of Person Signing